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                       COMPUTATION OF PER SHARE EARNINGS
                   (IN THOUSANDS, EXCEPT EARNINGS PER SHARE)
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
                                                                                                    THREE MONTHS
                                                                                                        ENDED
                                                                                                       MARCH 31
                                                                                                 --------------------
PRIMARY                                                                                            1997       1996
-------                                                                                          ---------  ---------
Average shares outstanding.....................................................................     14,788     15,676
Net effect of the assumed exercise of stock options--based on the..............................        640        273
treasury stock method using average market price
Net effect of the assumed exercise of MRP's--based on the treasury stock.......................        131         79
method using average market price
                                                                                                 ---------  ---------
Average common & common stock equivalents......................................................     15,559     16,028
                                                                                                 ---------  ---------
                                                                                                 ---------  ---------
Net income.....................................................................................  $   4,084  $   4,921
                                                                                                 ---------  ---------
                                                                                                 ---------  ---------
Earnings per share.............................................................................  $    0.26  $    0.31
                                                                                                 ---------  ---------
                                                                                                 ---------  ---------

FULLY DILUTED
-------------
Average shares outstanding.....................................................................     14,788     15,676
Net effect of the assumed exercise of stock options--based on the treasury stock...............        724        283
method using average market price or period end market price, whichever is higher
Net effect of the assumed exercise of MRP's--based on the treasury stock.......................        146         78
method using average market price or period end market price, whichever is higher
                                                                                                 ---------  ---------
Average common & common stock equivalents......................................................     15,659     16,036
                                                                                                 ---------  ---------
                                                                                                 ---------  ---------
Net income.....................................................................................  $   4,084  $   4,921
                                                                                                 ---------  ---------
                                                                                                 ---------  ---------
Earnings per share.............................................................................  $    0.26  $    0.31

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